UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – June 21, 2007

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, CT	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “our company” refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

ITEM 1.01    Entry into a Material Definitive Agreement

(1)  Amendment to CIT Facility

In our Form 8-K filed on June 14, 2005, we disclosed that on June 8, 2005, we entered into a secured revolving credit facility (the "CIT Facility") with CIT Group/Business Credit, Inc. ("CIT").

In our Form 8-K filed on February 15, 2007 we disclosed that on February 14, 2007, we entered into a Waiver and First Amendment to the CIT Facility which amended the CIT Facility to add a financial covenant that provides that we will maintain Consolidated Liquidity of not less than $2.5 million at all times through and including March 31, 2007, and will maintain Consolidated Liquidity of not less than $3.0 million at all times thereafter (the “CIT First Amendment”).

On June 21, 2007 we entered into a Waiver and Second Amendment to the CIT Facility whereby CIT (i) waived as Events of Default the violation by the Company of the Consolidated Fixed Charge Coverage Ratio and the Consolidated Senior Leverage Ratio requirements for the period of four consecutive fiscal quarters ending on or about March 31, 2007, (ii) waived the breach by the Company of any representations and warranties set forth in the CIT Facility or any other Loan Documents to which they are a party solely as a result of the foregoing, (iii) re-establish their Commitment to make Revolving Loans, pursuant to the CIT Facility, and (iv) agreed to modify certain terms of the CIT Facility (the “CIT Second Amendment”).

Terms not otherwise defined herein have the meaning ascribed to them in the CIT Facility.

The description of the CIT First Amendment is qualified in its entirety by reference to the terms of such First Amendment filed as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on February 15, 2007.

The description of the CIT Second Amendment is qualified in its entirety by reference to the terms of such Second Amendment attached hereto as Exhibit 10.1.

(2)  Amendment to Textron Facility

In our Form 8-K filed June 14, 2005, we disclosed that on June 8, 2005, we entered into a Loan and Security Agreement (the "Textron Facility") with Textron Financial Corporation. ("Textron").

On June 21, 2007 we entered into a Waiver and First Amendment to the Textron Facility whereby Textron (i) waived as Events of Default the violation by the Company of the Consolidated Fixed Charge Coverage Ratio requirements of Section 1(b) of the Addendum to the Textron Facility and the Consolidated Senior Leverage ratio requirements of Section 1(a) of the Addendum to the Textron Facility for the period of four consecutive fiscal quarters ending on or about March 31, 2007, (ii) waived the breach by the Company of any representations and warranties set forth in Textron Facility or any other loan documents related thereto to which they are a party solely as a result of the foregoing, and (iii) agreed to modify certain terms of the Textron Facility (the “Textron First Amendment”)

Terms not otherwise defined herein have the meaning ascribed to them in the Textron Facility.

The description of the First Amendment is qualified in its entirety by reference to the terms of such First Amendment attached hereto as Exhibit 10.2.

ITEM 9    Financial Statements and Exhibits

9.01   Financial Statements and Exhibits

(c)    Exhibits

Exhibit 10.1	Waiver and Second Amendment, dated June 21, 2007 to CIT Facility
Exhibit 10.2	Waiver and First Amendment, dated June 21, 2007 to Textron Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC. (Registrant)
By:	/s/ J.W. Braukman III
J.W. Braukman III Senior Vice President and Chief Financial Officer

June 27, 2007

EXHIBIT INDEX

Exhibit

Exhibit 10.1	Waiver and Second Amendment, dated June 21, 2007 to CIT Facility
Exhibit 10.2	Waiver and First Amendment, dated June 21, 2007 to Textron Facility